[letterhead]

                                                                    EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

November 21, 1996


Renaissance Entertainment Corporation
4440 Arapahoe Road, Suite 200
Boulder, Colorado  80303

Dear Sirs:

         We hereby consent to the incorporation by reference of our audit report dated June 22, 1996 in the Registration Statement on Form S-8 for the Renaissance Entertainment Corporation 1996 Consultant Compensation Agreements.

Very truly  yours,


/s/ Schumacher & Associates, Inc.
---------------------------------
Schumacher & Associates, Inc.
Certified Public Accountants
12835 E. Arapahoe Road
Tower II, Suite 110
Englewood, CO  80112